Name	State/Country of Organization
ADC Australia Pty Limited	Australia
ADC Mersum Oy	Finland
ADC Telecommunications Oy	Finland
ADC Solitra, Inc.	Minnesota
ADC de Juarez, S. DE R.L. DE C.V.	Mexico
ADC de Delicias, S. DE R.L. DE C.V.	Mexico
ADC Mersum US, Inc.	Minnesota
Skyline Technology, Inc.	California
Fibermux Corporation	California
ADC Broadband Communications, Inc.	Delaware
Pathway, Inc.	Ohio
ADC Telecommunications Israel Ltd.	Israel
G-Connect, Ltd.	Israel
TDC Teledata Communication GmbH	Germany
Teledata Communication Australia Pty. Ltd.	Australia
Teledata Communications Hellas LLC	Greece
Teledata Communications do Brasil Ltd.	Brazil
T.D.C. Holdings B.V.	Netherlands
Teledata Communications (Philippines), Inc.	Philippines
ADC Turkey Ltd.	Turkey
TTT S.A.—Telsul Teledata Communicacoes do Brasil	Brazil
Meta Telecomunicacoes S.A.	Brazil
ADC Telecommunications Holding, Inc.	Minnesota
ADC Telecommunications Sales Holding, Inc.	Minnesota
ADC Telecommunications Sales, Inc.	Minnesota
ADC Metrica, an unlimited company	England/Wales
Metrica, Inc.	Delaware
Metrica Ltd.	United Kingdom
PCS Solutions, LLC	Delaware
PCS Solutions Canada, Inc.	British Columbia
ADC Broadband Wireless Group, Inc.	Pennsylvania
ADC Europe N.V.	Belgium
ADC Telecommunications Netherlands B.V.	Netherlands
ADC Telecommunications U.K. Ltd.	England
ADC Telecommunications GmbH	Germany
ADC Telecommunications (Holdings) Pty. Limited	Australia
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications Singapore Pte. Limited	Republic of Singapore
ADC Telecommunications (China) Limited	Hong Kong
ADC Telecommunications (Nanjing) Co., Ltd.	China
Nanjing ADC Broadband Communications Co., Ltd.	China
ADC Shanghai Trading & Distribution	China
ADC Telecommunications Equipment Co. Ltd.	China
ADC Telecommunications (Scotland) Limited	Scotland
ADC International, Inc.	Barbados
ADC Telecom Canada Inc.	Quebec
ADC Telecommunicaciones Venezuela, S.A.	Republic of Venezuela
ADC de Mexico S.A. de C.V.	Mexico
ADC Telecomunicacoes do Brasil Ltda	Brazil
ADC International OUS, Inc.	Minnesota
ADC OUS Holdings, LLC	Delaware
Telesphere Solutions, Inc.	Minnesota

Teleprocessing Products, Inc.	California
Princeton Optics, Inc.	New Jersey
ADC PHASOR Electronics (GmbH also will do business as ADC (Austria) GmbH)	Austria
ADC Argentina S.R.L.	Argentina
ADC Irish Holding I, LLC	Minnesota
ADC Irish Holding II, LLC	Minnesota
ADC Irish Holding III, LLC	Minnesota
ADC Irish Holding IV, LLC	Minnesota
ADC Irish Holding V, LLC	Minnesota
ADC Irish Holding VI, LLC	Minnesota
ADC International Holding Company	Minnesota
ADC Software Systems (Ireland) Limited	Ireland
ADC Software Systems Canada, Ltd.	Canada
ADC Software Systems USA, Inc.	Delaware
ADC Software Systems UK Limited	United Kingdom
ADC Software Systems C.I. Ltd.	Jersey, Channel Islands
ADC Software Systems Australia Pty. Ltd.	Australia
ADC Software Holding Ltd.	Ontario, Canada
NVision, Inc.	California
Altitun AB (Publ) (also will do business as ADC Telecommunications MFG Sweden)	Sweden
Altitun Inc.	Delaware
Altitun Ltd.	United Kingdom
Altitun Finans AB	Sweden
ADC Danmark ApS (also known as ADC Denmark ApS)	Denmark
ADC DSL Systems, Inc.	Delaware
ADC ESD, Inc.	Delaware
ADC Global Holdings, Inc.	Minnesota
ADC Broadband Italy SRL	Italy
PairGain Canada Holdings, Inc. (will do business as ADC DSL Systems Canada Holdings, Inc.)	Canada
PairGain Canada, Inc. (will do business as ADC DSL Systems Canada, Inc.	Canada
ADC Telecommunications (Hong Kong) Limited	Hong Kong
Centigram Australia Pty Limited	Australia
Centigram Europe B.V.	Netherlands
Centigram Europe Limited	England and Wales
Centigram Communications (Barbados), Inc.	Barbados
PairGain International Sales Corporation	U.S. Virgin Islands
PairGain do Brasil Ltda.	Brazil
PairGain Technologies AG	Switzerland
PairGain Technologies UK Ltd.	United Kingdom
ADC Italia S.r.l.	Italy
ADC Broadband Access Systems, Inc.	Delaware
BAS International Limited	Delaware
ADC Telecommunications Sales Sweden AB	Sweden
ADC International Finance Services	England
Computer Telecom Installations Limited (will do business as ADC Systems Integration U.K. Limited)	England
ADC Systems Integration France, S.A.S.	France
CTI France SAS	France
Nihon ADC Kabushiki Kaisha	Japan